                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

[NABORS INDUSTRIES LOGO]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

        NABORS POSTS FIRST QUARTER NET INCOME OF $0.31 PER DILUTED SHARE

ST. MICHAEL, BARBADOS, APRIL 29, 2003, NABORS INDUSTRIES LTD. (AMEX: NBR) today reported its financial results for the first quarter of 2003. Adjusted income derived from operating activities(1) was $56.0 million compared to $61.1 million in the prior year and $39.3 million in the prior quarter ended December 31, 2002. Net income was $48.1 million or $0.31 per diluted share, which reflected lower taxes compared to last year as a result of the Company's reorganization as a Bermuda company in June of 2002. This net income result compares to $41.9 million or $0.28 per diluted share in the same period of 2002 and $27.2 million or $0.18 per diluted share in the fourth quarter of 2002. Operating revenues and earnings from unconsolidated affiliates for the quarter were $455.7 million compared to $386.8 million in the prior year and $382.8 million in the fourth quarter of 2002.

Gene Isenberg, Nabors' Chairman and Chief Executive Officer commented on the results, "The first quarter was solidly in line with our expectations reflecting a seasonally strong showing in Canada and Alaska. The most significant improvement in performance came from our Canadian operations where we saw the benefits of an improving market and our much larger exposure to it. Comparing sequential quarterly performance, our U.S. Land Drilling results were up on the strength of Alaska's winter exploration season and the recording of a $5.7 million business interruption settlement related to a fire on one of our rigs which has subsequently returned to service. Our U.S. Lower 48 Drilling business saw the beginning of an improving market with increasing utilization throughout the quarter. The financial impact of this increase in activity was offset by slightly lower margins which appear to have bottomed during the quarter.

Our manufacturing and logistics businesses also showed sequential improvement largely attributable to our 50% owned Peak Oilfield Services joint venture which also benefited from the strong winter exploration season in Alaska. All of our other five businesses in this segment were flat to modestly up with higher rig activity in the North American land markets. Our U.S. Lower 48 well servicing business also posted a significant increase with higher rig hours and a slight improvement in margins. Internationally, results were essentially flat as we derived a partial quarter's contribution from an early start of a jackup in Trinidad and the mid quarter startup of four new platform rig contracts offshore Mexico, which encountered substantial construction delays due to two tropical storms in the later part of last year. The initial contribution of these projects were offset by lower activity in Brazil, Bolivia, Colombia and Qatar, where our jackup OMVIII incurred some idle time following the completion of a long-term contract and undertook an interim workover contract at lower rates. Our U.S. Gulf of Mexico offshore business saw a large sequential drop in its results as the fourth quarter of 2002 benefited from a $6.4 million business interruption insurance settlement on the loss of a jackup rig in a hurricane and an increase in late-year end activity that did not continue in the new year.


    --------
    (1) Adjusted income derived from operating activities is computed by subtracting: direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. A reconciliation of this non-GAAP measure to consolidated income before taxes, which is a GAAP measure, is provided herein.

I am increasingly optimistic regarding the eventual magnitude and sustainability of this cycle, particularly regarding our North American gas directed businesses. Increasingly it appears that almost all of our businesses are at the beginning of a more sustainable growth period. We saw the initial indications of the potential of our greatly enhanced position in Canada during the first quarter, which was still well short of the record results in the first quarter of 2001, after giving effect to our subsequent acquisitions of Command, Enserco and Ryan. In our U.S. Lower 48 drilling unit all indications are that we will continue to see a steady increase in utilization with improving margins materializing in the second half of this year. This combination of rig activity increases in both the U.S. and Canada also bodes well for the future performance of our manufacturing and technology units. Continuing increases in rig hours for our U.S. well servicing business indicate better results over the next few quarters further bolstered by expanding margins as more gas stimulation projects increase the utilization of our higher margin 24 hour rigs.

Currently, the least certain element of our business is our U.S. offshore unit, although bidding for short-term platform projects is showing signs of pending improvement. Fortunately, we have found opportunities to export nine of our underutilized Gulf of Mexico platform rigs to more lucrative longer-term international projects. We expect to see significant increases in contribution over the balance of the year from the deployment of the remainder of these rigs, a full quarter's operation for our Trinidad jackup, a return to higher margin drilling work for OMVIII, and a high likelihood of additional contracts in Colombia.

We expect our second quarter results will exhibit a much higher degree of seasonality than previously experienced due to our larger position in Canada and the higher level of winter-only exploratory programs in Alaska. Once our other businesses develop more fully, particularly our U.S. lower 48 drilling unit, the impact of this seasonality will be more muted. While we expect second quarter earnings per share to be significantly lower than first quarter due to this increased seasonality, it does not diminish our comfort with the full-year 2003 consensus or our longer-term increasingly bullish expectations."

The Nabors companies own and operate almost 600 land drilling and 933 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 43 platforms, 16 jack-ups, and three barge rigs in the domestic and international markets. Nabors markets 30 marine transportation and support vessels, primarily in the U.S. Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.

--------------------------------------------------------------------------------

For further information, please contact Dennis A. Smith, Director of Corporate Development of Nabors Corporate Services, Inc. at (281) 775-8038. To request Investor Materials, call Angela Ridgell at (281) 775-8063 or our corporate headquarters in St. Michael, Barbados at (246) 421-9471 or via email at dan.mclachlin@nabors.com. Nabors will conduct a conference call to discuss the quarter's results and the near-term outlook, today at 11:00 a.m. Eastern Standard Time. The call can be accessed on our website at www.nabors.com, or through First Call at www.firstcallevents.com

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                               (UNAUDITED)
                                                                            THREE MONTHS ENDED
                                                            -------------------------------------------------
                                                            DECEMBER 31,                  MARCH 31,
                                                             --------           -----------------------------
                                                               2002                2003                2002
                                                             --------           ---------            --------
(In thousands, except per share amounts)
Revenues and other income:
   Operating revenues (1) (2)                                $379,951           $ 449,837            $381,199
   Earnings from unconsolidated affiliates (2)                  2,834               5,903               5,638
   Interest income                                              8,548               7,693               9,251
   Other income, net (3)                                        1,556                  24                 497
                                                             --------           ---------            --------
      Total revenues and other income                         392,889             463,457             396,585
                                                             --------           ---------            --------
Costs and other deductions:
   Direct costs (1)                                           252,397             304,560             249,433
   General and administrative expenses                         39,437              41,245              32,666
   Depreciation and amortization                               51,616              53,926              43,681
   Interest expense                                            20,263              20,070              14,615
                                                             --------           ---------            --------
      Total costs and other deductions                        363,713             419,801             340,395
                                                             --------           ---------            --------
Income before income taxes                                     29,176              43,656              56,190
                                                             --------           ---------            --------
Income tax (benefit) expense:
  Current                                                       1,454               4,060               4,443
  Deferred                                                        517              (8,461)              9,805
                                                             --------           ---------            --------
    Total income tax (benefit) expense                          1,971              (4,401)             14,248
                                                             --------           ---------            --------
Net income                                                   $ 27,205           $  48,057            $ 41,942
                                                             ========           =========            ========
Earnings per share (4):
   Basic                                                     $    .19           $     .33            $    .30
   Diluted                                                   $    .18           $     .31            $    .28

Weighted average number
 of common shares outstanding (4):
  Basic                                                       145,385             145,708             140,970
                                                             --------           ---------            --------
  Diluted                                                     151,717             160,404             154,768
                                                             --------           ---------            --------

                                                             --------           ---------            --------
Adjusted income derived from operating activities (5)        $ 39,335           $  56,009            $ 61,057
                                                             ========           =========            ========

(1) We adopted Emerging Issues Task Force (EITF) No. 01-14, "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred", in the second quarter of 2002. Previously, we recognized reimbursements received as a reduction to the related direct costs. EITF 01-14 requires that reimbursements received be included in operating revenues and "out-of-pocket" expenses be included in direct costs. Accordingly, reimbursements received from our customers have been reclassified to revenues for the three months ended March 31, 2002. The effect of adopting EITF 01-14 increased operating revenues and direct costs from previously reported amounts by $15.1 million for the three months ended March 31, 2002. This reclassification had no impact on net income.

(2) We have revised the classification of revenues for certain rigs that we own that are leased to our joint venture in Saudi Arabia, in which we have a 50% ownership interest. We now report 100% of these revenues as operating revenues. Previously, we had reported 50% of these lease revenues as earnings from unconsolidated affiliates and 50% as operating revenues. The effect of this change in classification resulted in an increase in operating revenues and offsetting decrease in earnings from unconsolidated affiliates of $5.3 million for the three months ended March 31, 2002. These reclassifications had no impact on total revenues and other income, or net income.

(3) We adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", effective April 1, 2002. Due to the nature of our business, Financial Accounting Standards Board (FASB) Statements No. 44 and 64, and Amendment of FASB Statement No. 13 are not applicable. SFAS 145 eliminates SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and states that gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Accounting Principles Board (APB) Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." APB 30 defines extraordinary items as events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Accordingly, we no longer classify gains and losses from extinguishment of debt that are usual and frequent as extraordinary items, and we reclassified to other income all similar debt extinguishment items that had been reported as extraordinary items in prior accounting periods. In conjunction with adopting SFAS 145, we reclassified an extraordinary loss recorded during the three months ended March 31, 2002 totaling $.13 million, net of taxes of $.08 million, to other income with the related income tax component reclassified to income tax expense. This reclassification had no impact on net income.

(4) See "Computation of Per Share Earnings" included as a separate schedule.

(5) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to consolidated income before income taxes, which is a GAAP measure, is provided herein.

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            (UNAUDITED)
                                                                  MARCH 31,                DECEMBER 31,
                                                                    2003                       2002
                                                                 ----------                 ----------
(IN THOUSANDS, EXCEPT RATIOS)
ASSETS Current assets:
Cash and marketable securities                                   $  816,643                 $  871,651
Accounts receivable, net                                            351,507                    277,735
Other current assets                                                220,601                    220,522
                                                                 ----------                 ----------
     Total current assets                                         1,388,751                  1,369,908
Marketable securities                                               468,591                    459,148
Property, plant and equipment, net                                2,837,073                  2,781,050
Goodwill, net                                                       316,851                    306,762
Other long-term assets                                              183,586                    147,004
                                                                 ----------                 ----------
     Total assets                                                $5,194,852                 $5,063,872
                                                                 ==========                 ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                                $  537,991                 $  492,985
Other current liabilities                                           308,655                    258,469
                                                                 ----------                 ----------
     Total current liabilities                                      846,646                    751,454
Long-term debt                                                    1,575,079                  1,614,656
Other long-term liabilities                                         525,480                    539,307
                                                                 ----------                 ----------
     Total liabilities                                            2,947,205                  2,905,417
Stockholders' equity                                              2,247,647                  2,158,455
                                                                 ----------                 ----------
     Total liabilities and stockholders' equity                  $5,194,852                 $5,063,872
                                                                 ==========                 ==========

Total cash and marketable securities                             $1,285,234                 $1,330,799

Working capital                                                  $  542,105                 $  618,454

Funded debt to capital ratio:
    - Gross                                                        0.48 : 1                   0.49 : 1
    - Net of cash and marketable securities                        0.27 : 1                   0.26 : 1
Interest coverage ratio:                                            5.6 : 1                    6.0 : 1

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                                SEGMENT REPORTING

The following table sets forth certain information with respect to our reportable segments and rig activity:

                                                                                     (UNAUDITED)
                                                                                  THREE MONTHS ENDED
                                                                  --------------------------------------------------
                                                                  DECEMBER 31,                  MARCH 31,
                                                                  ------------         -----------------------------
                                                                     2002                2003                2002
                                                                  ------------         ---------           ---------
(IN THOUSANDS)
Operating revenues and Earnings from
  unconsolidated affiliates:
    Contract drilling: (1)
      U.S. Land Drilling (2)                                       $ 102,642           $ 127,656           $ 149,153
      U.S. Land Well-servicing                                        70,307              76,660              73,703
      U.S. Offshore                                                   29,841              21,714              27,472
      Canada                                                          51,158             100,788              28,017
      International                                                   85,580              87,191              80,088
                                                                   ---------           ---------           ---------
       Subtotal contract drilling (3)                                339,528             414,009             358,433

    Manufacturing and logistics (4) (5)                               59,487              55,189              40,042
    Other (6)                                                        (16,230)            (13,458)            (11,638)
                                                                   ---------           ---------           ---------
      Total                                                        $ 382,785           $ 455,740           $ 386,837
                                                                   =========           =========           =========
Adjusted cash flows derived from operating activities: (7)
 Contract drilling:
   U.S. Land Drilling                                              $  24,406           $  32,213           $  41,692
   U.S. Land Well-servicing                                           13,185              15,145              14,539
   U.S. Offshore                                                      12,092               1,103               1,961
   Canada                                                             13,917              33,253              12,634
   International                                                      28,843              28,142              29,902
                                                                   ---------           ---------           ---------
    Subtotal contract drilling                                        92,443             109,856             100,728

 Manufacturing and logistics                                           7,713              10,867              13,709
 Other (8)                                                            (9,205)            (10,788)             (9,699)
                                                                   ---------           ---------           ---------
   Total                                                              90,951             109,935             104,738
Depreciation and amortization                                        (51,616)            (53,926)            (43,681)
                                                                   ---------           ---------           ---------
Adjusted income derived from operating activities (9)                 39,335              56,009              61,057

Interest expense                                                     (20,263)            (20,070)            (14,615)
Interest income                                                        8,548               7,693               9,251
Other income, net                                                      1,556                  24                 497
                                                                   ---------           ---------           ---------
Income before income taxes                                         $  29,176           $  43,656           $  56,190
                                                                   =========           =========           =========
Net cash provided by operating activities (7)                      $  86,756           $  30,426           $ 103,363
                                                                   =========           =========           =========
Rig years: (10)
   U.S. Land Drilling                                                  103.2               117.6               119.0
   U.S. Offshore                                                        14.0                13.4                14.9
   Canada                                                               29.6                58.8                27.0
   International                                                        59.9                57.1                52.3
                                                                   ---------           ---------           ---------
      Total rig years                                                  206.7               246.9               213.2
                                                                   =========           =========           =========
Rig hours: (11)
   U.S. Land Well-servicing                                          250,364             273,513             242,279
   Canada Well-servicing (12)                                         71,704              92,702                  --
                                                                   ---------           ---------           ---------
      Total rig hours                                                322,068             366,215             242,279
                                                                   =========           =========           =========

(1) This segment includes our drilling, workover and well-servicing operations, on land and offshore.

(2) U.S. Land Drilling is comprised of our Alaska and U.S. Lower 48 drilling operating units.

(3) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $.8 million, $.9 million and $1.1 million for the three months ended December 31, 2002, March 31, 2003 and 2002, respectively.

(4) This segment includes our marine transportation and supply services, top drive manufacturing, directional drilling, rig instrumentation and software, and construction and logistics operating units.

(5) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $2.0 million, $5.0 million and $4.5 million for the three months ended December 31, 2002, March 31, 2003 and 2002, respectively.

(6) Includes the elimination of inter-segment manufacturing and logistics sales.

(7) Adjusted cash flows derived from operating activities is computed by: subtracting direct costs and general and administrative expenses from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). However, management evaluates the performance of our business units based on several criteria, including adjusted cash flows derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing performance of our business units. The following is a reconciliation of net cash provided by operating activities from our consolidated statements of cash flows, which is a GAAP measure, to this non-GAAP measure:

                                                                                     (UNAUDITED)
                                                                                  THREE MONTHS ENDED
                                                                  --------------------------------------------------
                                                                  DECEMBER 31,                       MARCH 31,
                                                                  ------------         -----------------------------
                                                                      2002                2003                2002
                                                                  ------------         ---------           ---------
(IN THOUSANDS)
Net cash provided by operating activities                           $ 86,756           $  30,426           $ 103,363
                                                                    --------           ---------           ---------

Interest expense                                                      20,263              20,070              14,615
Interest income                                                       (8,548)             (7,693)             (9,251)
Other income                                                          (1,556)                (24)               (497)
Current income tax expense                                             1,454               4,060               4,443
Deferred financing costs amortization                                 (1,328)             (1,397)             (1,098)
Discount amortization on zero coupon debentures                       (7,859)             (7,908)             (7,597)
Amortization of loss on cash flow hedges                                 (50)                (39)                 --
Gains (losses) on long-term assets, net                                5,696               2,440                (106)
(Losses) gains on marketable securities                                  491                (469)              2,474
Loss on derivative instruments                                        (1,983)             (1,018)                 --
Foreign currency transaction losses                                   (1,453)               (181)                (47)
Loss on early extinguishment of debt                                      --                  --                (127)
Equity in earnings of unconsolidated affiliates, net of
   dividends                                                         (14,704)              5,903               8,767
(Increase) decrease, net of effects from acquisitions, from
   changes in working capital accounts                                13,772              65,765             (10,201)
                                                                    --------           ---------           ---------
Adjusted cash flow derived from operating activities                $ 90,951           $ 109,935           $ 104,738
                                                                    ========           =========           =========

(8) Includes the elimination of inter-segment transactions and unallocated corporate expenses.

(9) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of its business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to consolidated income before income taxes, which is a GAAP measure, is provided herein.

(10) Excludes well-servicing rigs. Includes our percentage ownership of rigs from unconsolidated affiliates. Rig years represents a measure of the number of equivalent rigs operating during a given period. For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(11) Rig hours represents the number of hours that our well-servicing rig fleet operated during the period.

(12) The Canada well-servicing operation was acquired during April 2002 as part of our acquisition of Enserco Energy Service Company Inc.

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                         (UNAUDITED)
                                                                                      THREE MONTHS ENDED
                                                                         ---------------------------------------------
                                                                         DECEMBER 31,               MARCH 31,
                                                                         ------------       --------------------------
                                                                            2002              2003              2002
                                                                         ------------       --------          --------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income (numerator):

   Net income - basic                                                     $ 27,205          $ 48,057          $ 41,942
   Add interest expense on assumed conversion of our
      zero coupon convertible senior debentures, net of tax:
        $825 million due 2020 (1)                                               --             1,920             1,873
        $1.381 billion due 2021 (2)                                             --                --                --
                                                                          --------          --------          --------
     Adjusted net income - diluted                                        $ 27,205          $ 49,977          $ 43,815
                                                                          --------          --------          --------
   Earnings per share:
     Basic                                                                $    .19          $    .33          $    .30
     Diluted                                                              $    .18          $    .31          $    .28

Shares (denominator):
   Weighted average number of shares outstanding - basic (3)               145,385           145,708           140,970
   Net effect of dilutive stock options and warrants based
      on the treasury stock method                                           6,332             6,589             5,691
   Assumed conversion of our zero coupon
      convertible senior debentures:
        $825 million due 2020 (1)                                               --             8,107             8,107
        $1.381 billion due 2021 (2)                                             --                --                --
                                                                          --------          --------          --------
   Weighted average number of shares outstanding - diluted                 151,717           160,404           154,768
                                                                          --------          --------          --------

(1) Diluted earnings per share for the three months ended December 31, 2002, does not reflect the assumed conversion of our $825 million zero coupon convertible senior debentures due 2020, as the conversion in that period would have been anti-dilutive. Diluted earnings per share for the three months ended March 31, 2003 and 2002 reflects the assumed conversion of our $825 million zero coupon convertible senior debentures due 2020, as the conversion in those periods would have been dilutive.

(2) Diluted earnings per share for the three months ended December 31, 2002, March 31, 2003 and 2002 excludes 8.5 million potentially dilutive shares issuable upon the conversion of our $1.381 billion zero coupon convertible senior debentures due 2021 because the inclusion of such shares would have been anti-dilutive.

(3) Includes the weighted average number of common shares of Nabors and the weighted average number of exchangeable shares of Nabors Exchangeco.